(a)(74)

ING INVESTORS TRUST

AMENDMENT #65 TO THE AMENDED AND RESTATED AGREEMENT AND

DECLARATION OF TRUST

Effective: August 23, 2010

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to

1.      Re-designate ING DFA Global All Equity Portfolio to ING DFA World Equity Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING American Funds World Allocation Portfolio

ING Artio Foreign Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING DFA Global Allocation Portfolio

ING DFA World Equity Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Large Cap Growth Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Growth and Income Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Morgan Stanley Global Franchise Portfolio

ING Morgan Stanley Global Tactical Asset Allocation Portfolio

ING Multi-Manager International Small Cap Portfolio

ING Oppenheimer Active Allocation Portfolio

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Retirement Conservative Portfolio

ING Retirement Growth Portfolio

ING Retirement Moderate Growth Portfolio

ING Retirement Moderate Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING U.S. Stock Index Portfolio

ING Van Kampen Growth and Income Portfolio

ING Wells Fargo Health Care Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley

Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny

John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews

Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler

Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent

Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee